LIAONING DINGXU ECOLOGICAL AGRICULTURE DEVELOPMENT CO. LTD.

FINANCIAL STATEMENTS

September  30 2011 and 2010

 (Unaudited)

Stan J.H. Lee, CPA

2160 North Central Rd, Suite 209 * Fort Lee * NJ 07024

P.O. Box 436402 *  San Diego * CA * 92143-9402

619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

LIAONING DINGXU ECOLOGICAL

AGRICULTURE DEVELOPMENT CO. LTD.

We have reviewed the accompanying balance sheets of  LIAONING DINGXU ECOLOGICAL AGRICULTURE DEVELOPMENT CO. LTD. (the Company) as of  September  30, 2011 and 2010, and the related condensed statements of operations, and cash flows for the nine-months periods then ended. These financial statements are the representation of the management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) , the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

__________________

        Stan J.H. Lee, CPA

Fort Lee, NJ

        December 5, 2011

Liaoning Dingxu Ecological Agriculture Development Co. Ltd.
Balance Sheets

	As of September 30
	2011	2010

CURRENT ASSETS	(in USD)	(in USD)
	( Unaudited)	( Unaudited)
Cash	$564,815	$235,394
Other receivables	12,951	25,872
Advances to suppliers	1,582,267	-
Inventory	1,707	-

TOTAL CURRENT ASSETS	2,161,740	261,266
Property, plant and equipment - net of accumulated depreciation	4,774,089	-
Construction in progress	1,331,421	294,670
Land use rights	3,215,296	309,226
Long term prepaid lease	1,004,888	-

TOTAL FIXED ASSETS	10,325,694	603,896

TOTAL ASSETS	$12,487,434	$865,162

Other payables	4,077,731	362,376

TOTAL LIABILITIES	4,077,731	362,376

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Paid-in capital	7,685,394	731,936
Statutory Reserve	54,176	-
Retained earnings/(Accumulated loss)	492,951	(239,702)
Other comprehensive income - foreign currency	177,183	10,552

TOTAL STOCKHOLDERS' EQUITY	8,409,704	502,785

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$12,487,434	$865,162

See Notes to Financial Statements

Liaoning Dingxu Ecological Agriculture Development Co. Ltd.
Statements of Operations

	For the nine-months period ended September 30, 2011	For the nine-months period ended September 30, 2010

	( in USD)	( in USD)
	(Unaudited)	(Unaudited)
SALE	3,163,429	-

COST OF REVENUES	(1,927,533)	-

GROSS PROFIT	1,235,896	-

OPERATING COSTS
Selling expenses	(554)	-
Adminstration expenses	(430,800)	(221,863)

Total Operating Costs	(431,354)	(221,863)

OPERATING INCOME (LOSS)	804,541	(221,863)

OTHER INCOME	104,618	-

NET INCOME BEFORE INCOME TAX & BENEFIT	909,159	(221,863)

Current income taxes	-	-

NET INCOME	909,159	(221,863)

See Notes to Financial Statements

Liaoning Dingxu Ecological Agriculture Development Co. Ltd.
Statement of Changes in Shareholders' Equity

	Paid-In Capital	Statutory Reserve	Retained earnings/ (Accumulated loss)	Other comprehensive loss - foreign currency	Total

in USD
Balance as of Janaury 1, 2010	731,936	-	(17,839)	320	714,416

Net loss for the nine-months period	-	-	(221,863)	-	(221,863)

Other comprehensive income - foreign currency	-	-	-	10,232	10,232

Balance as of September 30, 2010	731,936	-	(239,702)	10,552	502,785

Balance as of January 1, 2011	731,936	-	(362,033)	14,999	384,902

Capital injection	6,953,458	-	-	-	6,953,458

Net income for the nine-months period	-	-	909,159	-	909,159

Profit appropriation to statutory reserve	-	54,176	(54,176)	-	-

Other comprehensive income - foreign currency	-	-	-	162,184	162,184

Balance as of September 30, 2011 ( Unaudited)	7,685,394	54,176	492,951	177,183	8,409,704

	See Notes to Financial Statements

Liaoning Dingxu Ecological Agriculture Development Co. Ltd.---Statement of Cash Flows
	For the nine-months ended September 30, 2011	For the nine-months ended September 30, 2010
	( in USD)	( in USD)
	(Unaudited)	(Unaudited)
Cash Flows From
Operating Activities
Net income/(loss)	909,159	(221,863)

Adjustments to reconcile net income to net cash (used in) operations
Depreciation provided	47,998	-
Land use rights amortisation provided	33,781	-
Prepaid lease amortisation provided	17,591	-
Changes in operating assets and liailities
Increase of inventories	(1,674)	-
Decrease/(increase) of other receivable	22,271	(51,646)

Net Cash provided by (used in) operating operations	1,029,125	(273,509)
Cash Flows From Investing Activities
Investing Activities
Acquisition of property, plant and equipment	(6,949,603)	(63,469)
Acquisition of land use rights	(1,678,290)	(304,669)
Long term prepayment for leasing of land	(1,002,681)	-

Net cash used by investing activities	(9,630,573)	(368,137)

Cash Flows From
Financing Activities
Capital injection	6,953,458	-
Current account with a related party	2,139,392	862,660

Net cash provided by financing activities	9,092,850	862,660

Effect of foreign exchange rate changes on cash and cash equivalents	873	3,512
Net increase	492,275	224,525

Cash at the Beginning of the Period:	72,541	10,868
Cash at the End of the Period	564,815	235,394

Supplemental Disclosures of Cash Flow Information
Interest paid	-	-
Income taxes paid	-	-

See Notes to Financial Statements

LIAONING DINGXU ECOLOGICAL AGRICULTURE DEVELOPMENT CO. LTD.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2011 and 2010

(UNAUDITED)

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Liaoning Dingxu Ecological Agriculture Development Co. Ltd. (the "Company") was incorporated under the laws of the People’s Republic of China on August 6th, 2009.  The Company is primarily engaged in the growing and selling of agriculture products in China.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The company maintains its books and accounting records in Renminbi (“RMB”), and its reporting currency is United States dollars.

USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market value. Cost is determined using moving weighted average method. Cost of finished goods comprises direct material, direct production cost and an allocated portion of production overheads based on normal operating capacity.

REVENUE RECOGNITION

Sales revenue is recognized at the date of shipment from the Company’s facilities to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, ownership has passed, no other significant obligations of the Company exist and collectibility is reasonably assured.

The Company’s revenue consists of the invoiced value of goods, net of value-added tax (“VAT”).

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company is the RMB and the RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities translated at exchange rates at the balance sheet date, revenue and expenses are translated at the average exchange rates for the period, and members' equity is translated at historical exchange rates. Translation adjustments are included in accumulated other comprehensive income, a component of members’ equity.

ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income represents the change in equity of the Company during the periods presented from foreign currency translation adjustments.

TAXATION

Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC where the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the county of operations.

The Company does not accrue United States income tax since it has no operating income in the United States. The Company is organized and located in the PRC and do not conduct any business in the United States.

Enterprise income tax

In accordance with the relevant tax laws in the PRC, as an agriculture growing enterprise, the Company is exempted from corporate income tax from 2010 to 2012. Accordingly, the company statutory rate was 0% and 0% for the periods ended September 30, 2011 and 2010.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

In accordance with the relevant tax laws in the PRC, as an agriculture growing enterprise, the Company is exempted from VAT for the periods ended September 30, 2011 and 2010.

IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3. PROPERTY, PLANT and EQUIPMENT

Property, plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation on property, plant and equipment is calculated on the straight-line method after taking into account their respective estimated residual values over the estimated useful lives of the assets as follows:

Building and constructions

20     years

Plant

5-10 years

Office equipment

3-5   years

Vehicles

4       years

Maintenance and repair costs are expensed as incurred, whereas significant renewals and betterments are capitalized.

Construction in progress represents capital assets under construction or being installed and is stated at cost. Cost comprises original cost of plant and equipment, installation, construction and other direct costs prior to the date of reaching the expected usable condition. Construction in progress is transferred to the property, plant and equipment and depreciation commences when the asset has been substantially completed and reaches the expected usable condition.

Property, Plant and Equipment at August 31, 2011 consists of the following:

	September 30, 2011	September 30, 2010
	US$	US$
Building and constructions	4,499,780	-
Plant	231,340	-
Office equipment	49,724	-
Vehicles	41,977
	4,822,821
Less: Accumulated depreciation	48,732	-
Property, plant and equipment, net	4,774,089	-
Construction in progress	1,331,421	294,670
	6,105,510	294,670

For the periods ended September 30, 2011 and 2010, the Company recorded depreciation of US$47,998 and nil, respectively.

NOTE 4. LAND USE RIGHTS

The Company states land use rights at cost less accumulated amortization. The land use rights are amortized on straight line method during the contract period, varying from 47 to 50 years. Amortization expense of US$33,781 and nil for the periods ended September 30, 2011 and 2010 were recorded, respectively. As of September 30, 2011 and 2010, the value of land use rights are US$3,215,296 and nil.

NOTE 5. LONG TERM PREPAID LEASE

Leases where substantially all the risks and rewards of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases net of any incentives received from the lessor are charged to the consolidated statements of operations on a straight-line basis over the terms of the underlying lease.

The Company records lease payments at cost less accumulated amortization and amount that to be amortized within one year. The amount to be amortized within one year is recorded as current portion of prepaid leases. As China’s regulations prohibit companies from acquiring land use right of farmlands, the Company entered into long term agreements with certain unrelated parties to rent land. The rental payments for the entire contract period are prepaid at the inception of leases and the payment amount was US$1,022,833. The rental payments are recorded as operating lease expenses using the straight line method during the contract period of 20 years

Lease expense of US$17,591 and nil were recorded for the periods ended September 30, 2011 and 2010.